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CUSIP No.  282330109                   13G                     Page 7 of 8 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                                FEBRUARY 13, 1996


         MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

          MORGAN STANLEY ASSET MANAGEMENT  LIMITED

BY:       /s/ Peter A. Nadosy
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          Morgan Stanley Asset Management Limited
          Peter A. Nadosy /Director Morgan Stanley Asset Management Limited

          MORGAN STANLEY GROUP INC.

BY:       /s/  Edward J. Johnsen
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          Morgan Stanley Group Inc.
          Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated